As filed with the Securities and Exchange Commission on September 7, 2022
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2022

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

On August 31, 2021, a statement of claim was filed (and subsequently amended) with FINRA by twelve claimants (the “Claimants”), who were former customers of Oppenheimer & Co. Inc. (“Oppenheimer”) who had invested in Horizon Private Equity, III, LLC (“Horizon”), entitled Donald Robinson, Timothy and Sharon Padden, Rhett Rainey, Kelly A. Rainey Trust, Toucan Holdings LP, Robert Goodman, Robert Daniel Burgner, Individually and as Trustee of the Burgner Family Charitable Remainder Trust, Douglas Kasemeier, Wesley Callaway, and Billy Loveless v. Oppenheimer & Co. Inc. (the “Arbitration”). The amended statement of claim generally alleged that Horizon was a fraudulent scheme created by a former Oppenheimer financial advisor, John Woods. Claimants do not allege Oppenheimer received any of the funds invested in Horizon, but rather that Oppenheimer’s purported failure to properly supervise its employees allowed the alleged scheme to occur and continue. Based on these allegations, the amended statement of claim asserted causes of action against Oppenheimer for, among other things, violations of FINRA Rules, negligence, breach of fiduciary duty, violations of Georgia’s RICO statute and breach of contract. On November 30, 2021, Oppenheimer answered the amended statement of claim and filed third party claims against John Woods’ co-conspirators, James Woods, Michael Mooney, Britt Wright, Iris Israel and Julie Jones (the “Third Party Respondents”).

John Woods left Oppenheimer’s employ in 2016 and Oppenheimer never received a complaint or question from any of the investors prior to the SEC bringing a complaint against Woods and his co-conspirators in August 2021. In the SEC complaint, Oppenheimer was not charged. At the time of their investment in Horizon, each Claimant signed a document acknowledging that Horizon was not an approved Oppenheimer product. Over a protracted period of time, Woods made multiple false statements to Oppenheimer, to regulators and to a state court regarding Horizon.

Also on August 31, 2021, a complaint in a class action entitled 6694 Dawson Blvd, LLC, Individually and on Behalf of a Class of Similarly Situated Persons v. Oppenheimer & Co. Inc., James Wallace Woods, Michael J. Mooney, Britt Wright, William V. Conn, Jr., Conn & Co. Tax Practice, LLC, Conn & Company Consulting, LLC and Kathleen Lloyd, was filed in the U.S. District Court for the Northern District of Georgia (the “Georgia Court”). Plaintiff purported to represent a class of investors in Horizon Private Equity, III, LLC (“Horizon”). Horizon was alleged to be a fraudulent scheme and plaintiff sought unspecified damages sounding in violations of the Georgia RICO statute, breach of fiduciary duty, procurement of breach of fiduciary duty, negligent misrepresentation, aiding and abetting fraud, unjust enrichment, punitive damages and attorneys’ fees. Plaintiff did not allege Oppenheimer received any of the funds invested in Horizon, but rather that Oppenheimer’s purported failure to properly supervise its employees allowed the alleged scheme to occur and continue. On November 22, 2021, Oppenheimer filed a motion to dismiss the complaint on a number of grounds. The motion to dismiss was fully briefed on January 17, 2022, and the Georgia Court heard oral argument on the motion on June 21, 2022. On August 17, 2022, the Court dismissed the class action complaint without prejudice.

A stay of all actions against John Woods and other involved parties was issued by the Georgia Court so they were not participants in the Arbitration. That stay was subsequently extended to the Third Party Respondents so they were not participants in the Arbitration. Oppenheimer’s motion to delay the Arbitration until the Georgia Court’s stay was lifted and all defendants could appear was denied by the arbitration panel. The arbitration panel held hearings in August 2022. On September 6, 2022, the arbitration panel found in favor of the Claimants and awarded them total compensatory damages of $5,699,166.00, RICO damages pursuant to O.C.G.A. § 16-14-6(c) of $14,232,498.00, and punitive damages, attorneys’ fees and costs of $16,812,612.26. The total amount awarded Claimants was $36,744,276.26 (the “Award”). The arbitration panel gave no reason or explanation for the Award.

Oppenheimer intends to move to vacate the award in federal court on a number of grounds, including, but not limited to, allowing the hearing to proceed without Mr. Woods and other key parties and witnesses; prematurely rendering an award for damages while a court-appointed receiver continues to collect assets on behalf of all impacted investors, including the Claimants; issuing an award where there was evident partiality against Oppenheimer by one of the arbitrators; and allowing the hearing to proceed when the claims were ineligible for arbitration under FINRA rules that relate to statutes of limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: September 7, 2022 By: /s/ Albert G. Lowenthal --------------------------------- Albert G. Lowenthal Chief Executive Officer (Duly Authorized Officer)

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